PRICING SUPPLEMENT NO. 74                                         Rule 424(b)(3)
DATED:  April 29, 1998                                        File No. 333-61437

(To Prospectus dated August 26, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,315,045,162

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTES, SERIES B

             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:  $35,000,000  Floating Rate Notes [x]   Book Entry Notes [x]
Original Issue Date:            Fixed Rate Notes          Certificated Notes [_]
May 4, 1999                     []

Maturity Date:                  CUSIP#: 073928 HX 4
May 4, 2001
Option to Extend Maturity:      No  [x]
                                Yes [_]   Final Maturity Date:


                                               Optional             Optional
                        Redemption             Repayment            Repayment
Redeemable On           Price(s)               Date(s)              Price(s)

N/A                     N/A                    N/A                  N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Interest Payment Date:

Applicable Only to Floating Rate Notes:
Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]        Commercial Paper Rate             Minimum Interest Rate: N/A

[x]        Federal Funds Rate                Interest Reset Date(s): Daily

[_]        Treasury Rate                     Interest Reset Period: Daily

[_]        LIBOR Reuters                     Interest Payment Date(s): *

[_]        LIBOR Telerate

[_]        Prime Rate                        Interest Payment Period: Quarterly

[_]        CMT Rate


Initial Interest Rate: **
 Index Maturity:  N/A

 Spread (plus or minus): +0.36%

--------------------------------------

*        On the 4th of each August, November, February and May and at maturity.

**       The Federal Funds Rate as of May 4, 1999 plus 36 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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